Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

SVP, Capital Markets, Acquisitions & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

THURSDAY, JANUARY 29, 2015

STRATEGIC HOTELS & RESORTS, INC. ACQUIRES MONTAGE LAGUNA BEACH

CHICAGO – January 29, 2015 - Strategic Hotels & Resorts, Inc. (NYSE: BEE), today announced that it has acquired the 250-room Montage Laguna Beach from an affiliate of Ohana Real Estate Investors LLC for $360.0 million, plus customary working capital adjustments. The Company funded the acquisition, in part, through the issuance of 7,347,539 shares of common stock to an affiliated designee of the seller, priced at $13.61 per share, or an implied valuation of $100.0 million. In addition, the Company assumed a $150 million mortgage loan encumbering the property, priced at a fixed interest rate of 3.90%, which matures in August 2021. The remaining portion of the purchase price was funded with existing cash balances.

Montage Hotels & Resorts will continue to manage the Forbes Five-Star destination resort, which features 250 ocean facing guestrooms and is located on approximately 30-acres of fee simple owned land sitting atop a 50-foot bluff overlooking the Pacific Ocean. Opened in 2003, the hotel features 60 suites, 16,000 square feet of indoor meeting space, a 20,000 square foot spa, and multiple acclaimed food and beverage outlets.

“We are thrilled to acquire Montage Laguna Beach, a truly iconic luxury hotel located on one of the best resort settings in the continental United States. The acquisition is consistent with our strategy of expanding our best-in-class portfolio of irreplaceable and world-class luxury hotels located in North America,” commented Raymond L. “Rip” Gellein, Chairman and Chief Executive Officer of Strategic Hotels & Resorts, Inc. “The Southern California market generally, and the coastal Orange County market specifically, have been among the highest rated markets in the country and are poised to continue their strong growth given the diverse set of demand drivers and no competitive supply in the current pipeline as the result of extremely high barriers to entry. The opportunity to acquire a hotel of this prominence is exceptionally rare and we are delighted to work with the team at Ohana on this transaction as well as beginning what we believe will be a long and successful partnership with Montage, whose exceptional stewardship of this asset over the years has positioned the company as a pre-eminent operator of luxury hotels and resorts.”

Said Alan Fuerstman, Founder & Chief Executive Officer of Montage Hotels & Resorts, “We are excited to be working with Strategic Hotels & Resorts, who, as one of the leading luxury hotel owners in our business, share our ongoing commitment to the outstanding hospitality established at Montage Laguna Beach over many years.”

Strategic Hotels & Resorts

Add 1

The purchase price represents a 16.5 times multiple on forecasted 2015 EBITDA of $21.8 million and a 5.0 percent capitalization rate on forecasted 2015 NOI of $18.1 million.

“Montage Laguna Beach is one of the Southern California resort market leaders with a trailing twelve month RevPAR penetration index of 185 times and a 2015 budgeted ADR of nearly $600 and Total RevPAR over $1,000, both of which meaningfully exceed the average of these respective metrics in our already industry leading portfolio,” continued Gellein. “Together with Montage, we will continue delivering a superior guest experience at the hotel while further enhancing operating results by leveraging our industry leading asset management expertise and their ability to deliver market-leading results.”

JLL acted as an advisor on the transaction. The Company was represented by Greenberg Traurig LLP and Paul Hastings LLP on the transaction and Ohana was represented by Dentons.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States. The Company currently has ownership interests in 18 properties with an aggregate of 8,325 rooms and 875,000 square feet of meeting space. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

About Ohana Real Estate Investors LLC.

Ohana Real Estate Investors (OREI) is a real estate investment and development firm focused on high quality, desirably located hotels and fully serviced residential communities. OREI’s operating portfolio includes the Montage Beverly Hills, the Montage Deer Valley, and Maravilla Los Cabos, an oceanfront private residential community under development in Cabo San Lucas. The company is currently developing Hanalei Plantation Resort on the island of Kauai and Saggio Hills in Healdsburg, CA. For further information, please visit www.ohanare.com.

About Montage Hotels & Resorts

Montage Hotels & Resorts is a hotel and resort management company founded by Alan J. Fuerstman in 2002. Designed to serve luxury travelers and homeowners, Montage Hotels & Resorts is a diverse hotel management company that is the compilation of two hotel collections that cater to the broad range of travel desires and needs of the luxury consumer. Montage Hotels offers comfortable luxury hotels and residences, with a unique sense of place and spirit, impeccable hospitality and memorable culinary, spa and lifestyle experiences. Pendry Hotels will be a celebration of the best of Southern California, influenced by great taste-making destinations across the world. Offering anticipatory service and fashion-forward design, Pendry Hotels will open its first hotel in San Diego in 2016. For more information, please visit www.montagehotels.com and www.pendryhotels.com

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the

Strategic Hotels & Resorts

Add 2

Company’s future financial results, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of economic conditions and disruption in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the SEC, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.